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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):                  July 26, 2000


                              MEDINEX SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                      000-26337
 (State or Other Jurisdiction       ---------------             82-0514605
      of Incorporation or          (Commission File         (I.R.S. Employer)
        Organization)                   Number)           Identification Number)


                      806 CLEARWATER LOOP, SUITE N
                              POST FALLS, ID              83854
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (208) 777-4200


ITEM 5.  OTHER EVENTS

On August 10, 2000, Medinex Systems, Inc., a Delaware corporation formerly known as Netivation.com, Inc. ("Medinex"), filed a Form 8-K (the "Original 8-K"), regarding the sale to Politics.com, Inc., a Delaware corporation ("Politics.com"), of the following assets ("Assets"): all of the issued and outstanding stock of Raintree Communications Corporation, Public Disclosure, Inc., Net.Capitol, Inc., and U.S. Congress Handbook, Inc., along with certain other political-related assets, in exchange for 40,100,000 shares of common stock of Politics.com. Politics.com, is a developer of Internet-based products and services for public affairs and political organizations. In order to effectuate the sale of the Assets to Politics.com, the parties entered into an Asset Purchase Agreement dated as of July 14, 2000 (the "Purchase Agreement"). The


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transaction contemplated by the Purchase Agreement is hereinafter referred to as the "Transaction."

Effective as of July 26, 2000, Medinex and Politics.com, entered into an Agreement (the "Agreement") to void the Transaction AB INITIO (that is, at its inception), with the effect that (i) Medinex remains the owner of all of the Assets, and (ii) the 40,100,000 shares of common stock of Politics.com issuable to Medinex in the Transaction are restored to the status of authorized but unissued shares. In addition, the Purchase Agreement and all documents executed or delivered in connection therewith were terminated AB INITIO.

Pursuant to the Agreement, in order to restore the parties to their respective positions immediately prior to the execution of the Purchase Agreement Medinex will (i) be responsible for substantially all liabilities incurred by Politics.com after July 26, 2000 until the closing of the transaction contemplated by the Agreement (the "Closing"), (ii) pay the cash portion of certain settlements at the Closing in the amount of $52,217 and pay $75,000 at the Closing to Politics.com's legal counsel for fees and expenses incurred to date, and (iii) host and provide basic maintenance of the "Politics.com" website for up to 6 months; and Politics.com will (i) pay to Medinex an amount equal to 50% of the amount by which the net proceeds from the sale of the "politics.com" URL and related technology exceed $500,000, and (ii) issue to Medinex at the Closing 100,000 shares of its common stock.

In light of the Agreement, the information filed in the Original 8-K is no longer reflective of Medinex's current business and, as a result, the financial statements required pursuant to Item 310 of Regulation S-B(c) and (d), which were to be filed as an amendment to the Original 8-K not later than sixty (60) days from the date the Original 8-K was due, are not necessary. Accordingly, such financial statements are not included with this Amendment to the Original 8-K.

EXHIBITS

     2.1 Agreement, dated effective as of July 26, 2000, by and between Politics.com, Inc. and Medinex Systems, Inc.

     2.2 Asset Purchase Agreement, dated as of July 14, 2000, by and between Politics.com, Inc. and Medinex Systems, Inc., formerly known as Netivation.com, Inc.; incorporated by reference to Exhibit A to the Registrant's Schedule 13D filed with the SEC on August 4, 2000. All exhibits and schedules pertaining thereto are available upon request from Medinex.

     99.1 Press Release dated July 31, 2000; incorporated by reference to
          Exhibit 99.1 of Registrant's 8-K filed with the SEC on August 10,
          2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

     Dated as of October 10, 2000.

                                       MEDINEX SYSTEMS, INC.

                                       By  /s/  Anthony J. Paquin
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                                         Anthony J. Paquin
                                         President and Chief Executive Officer


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